SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                            FORM 8-K


                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                  Date of Report: March 15, 1996


                    REPUBLIC NEW YORK CORPORATION
       (Exact name of registrant as specified in its charter)


   Maryland                    1-7436           13-2764867
(State or other juris-      (Commission      (IRS Employer
diction of incorporation)    file number)     Identification No.)


   452 Fifth Avenue, New York, NY                    10018
(Address of principal executive office)           (Zip Code)

Registrant's telephone number, including area code: (212) 525-6100


Item 2.  Acquisition or Disposition of Assets.

     On February 29, 1996, Republic New York Corporation (the "Corporation") completed its previously announced acquisition of Brooklyn Bancorp, Inc. ("BBI") and its wholly-owned subsidiary CrossLand FSB ("CrossLand"). The transaction was consummated in accordance with an Agreement and Plan of Merger dated as of September 23, 1995, among the Corporation, LRNY Incorporated and BBI. Also, pursuant to a related Agreement for Merger dated as of February 29, 1996, between Republic National Bank of New York("Republic Bank")and CrossLand (the "Bank Merger Agreement"), CrossLand was merged with and into Republic Bank (the "Bank Merger"), a wholly-owned banking subsidiary of the Corporation. The transactions were completed after receipt of approvals by all the appropriate regulatory agencies and BBI's stockholders.

     The Corporation purchased all of the common stock and common stock equivalents of BBI in an all cash transaction at $41.50 per share for a total consideration of approximately $530 million. The acquisition was financed with general corporate funds. The acquisition of BBI has been accounted for as a purchase transaction with BBI's assets and liabilities recorded at estimated fair values.

     BBI, a unitary savings and loan holding company incorporated in Delaware, had total assets of $4.1 billion, total deposits of $3.6 billion and total stockholders' equity of $388 million at December 31, 1995. CrossLand, a federal stock savings bank headquartered in Brooklyn, New York, had approximately 385,000 accounts in 33 branches in the New York metropolitan area prior to the acquisition. CrossLand's principal business consists of attracting deposits from the general public and providing lending services.

     Republic Bank is a national banking association organized in 1965 and is headquartered in New York City. At December 31, 1995, Republic Bank had total assets of $39.8 billion, total deposits of $25.3 billion and stockholder's equity of $2.8 billion. Prior to the Bank Merger, Republic Bank had 64 domestic branches as well as foreign branch offices and foreign banking subsidiaries in Europe, Latin America and Asia. Republic Bank is active in international banking where it operates principally as a wholesale bank. Domestically, Republic Bank provides a full range of banking services.

     With the merger of CrossLand into Republic Bank, Republic Bank has total assets of approximately $44.0 billion and total deposits of approximately $29.0 billion and operates through approximately 94 branches. Based on data at December 31, 1995, the merged bank would constitute approximately 92% of the Corporation's pro forma consolidated total assets.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Brooklyn Bancorp, Inc.

	1.	Annual Report on Form 10-K for the year ended December
    31, 1994.*
	2.	Quarterly Report on Form 10-Q for the nine month period
    ended September 30, 1995.*

* Hereby incorporated herein by reference to such filings of Brooklyn Bancorp, Inc. (Commission file no. 0-23888).

(b)  Pro Forma Financial Information

     It is impracticable to provide the required pro forma financial information at the time this Report is filed. Such financial information will be filed under cover of Form 8-K/A on or about April 22, 1996.

(c)  Exhibits

2a. Agreement and Plan of Merger, dated as of September 23, 1995, by and among Republic New York Corporation, LRNY Incorporated and Brooklyn Bancorp, Inc. (Incorporated herein by reference to such Exhibit filed with the Corporation's filing on Schedule 13D on October 2, 1995).

2b.  Agreement for Merger, dated as of February 29, 1996, between
     Republic National Bank of New York and CrossLand FSB.


                      SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          REPUBLIC NEW YORK CORPORATION


                       By:  William F. Rosenblum, Jr.
                            Senior Vice President

Date: March 15, 1996



                      Exhibit Index

Exhibit No.     Description of Exhibit

2b.             Agreement for Merger, dated as of February 29,
                1996, between Republic National Bank of New York and CrossLand FSB.